As filed with the Securities and Exchange Commission on August 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPNET TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1483235
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7255 Woodmont Avenue
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

2000 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Marc A. Cohen

Chairman of the Board and Chief Executive Officer

OPNET TECHNOLOGIES, INC.

7255 Woodmont Avenue

Bethesda, Maryland 20814

(Name and Address of Agent For Service)

(240) 497-3000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,489,742 shares	$9.91(2)	$24,673,343 (2)	$969.66

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of $9.91 per share, which was the average of the high and low sales prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on August 1, 2008.

Statement of Incorporation by Reference

On August 24, 2000, OPNET Technologies, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-44430) relating to the Registrant’s Amended and Restated 1993 Incentive Stock Option Plan, the 2000 Stock Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Director Stock Option Plan and on January 28, 2002, the Registrant filed a Registration Statement on Form S-8 (File No. 333-81504) relating to the Registrant’s Amended and Restated 2000 Stock Incentive Plan (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 relating to the 2000 Employee Stock Purchase Plan and the Amended and Restated 2000 Stock Incentive Plan of the Registrant incorporates by reference the contents of the Prior Registration Statements, except for the information required by Item 8, which is contained below.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 6th day of August, 2008.

OPNET TECHNOLOGIES, INC.

By:	/s/ Marc A. Cohen
Marc A. Cohen
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of OPNET Technologies, Inc., hereby severally constitute Marc A. Cohen, Alain J. Cohen, Mel F. Wesley and Dennis R. McCoy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable OPNET Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc A. Cohen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 6, 2008
Marc A. Cohen

/s/ Alain J. Cohen	President, Chief Technology Officer and Director	August 6, 2008
Alain J. Cohen

/s/ Mel F. Wesley	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2008
Mel F. Wesley

/s/ Steven G. Finn	Director	August 6, 2008
Steven G. Finn

/s/ Ronald W. Kaiser	Director	August 6, 2008
Ronald W. Kaiser

/s/ William F. Stasior	Director	August 6, 2008
William F. Stasior

EXHIBIT INDEX

Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-2588).

4.2	Second Amended and Restated By-Laws of the Registrant, incorporated by reference from exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the period ended March 31, 2007, as filed with the SEC on June 11, 2007.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on the signature pages of this registration statement).